UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 25, 2019

READY CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas,

50th Floor

New York, NY 10020

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RC	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.50% Senior Notes due 2021	RCP	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (*230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (*240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

6.20% Senior Notes due 2026

On December 2, 2019, Ready Capital Corporation (the “Company”) completed the public offer and sale of $45.00 million aggregate principal amount of its 6.20% Senior Notes due 2026 (the “new notes”). The new notes have the same terms (except with respect to issue date, issue price and the date from which interest will accrue) as, are fully fungible with and are treated as a single series of debt securities as, the 6.20% Senior Notes due 2026 the Company issued on July 22, 2019 in an aggregate principal amount of $57.50 million (the “existing notes”, and together with the new notes, the “notes”). The Company has granted the Underwriters (as defined below) a 30-day over-allotment option to purchase up to an additional $6.75 million aggregate principal amount of the new notes. The net proceeds from the sale of the new notes are approximately $43.91 million, after deducting the underwriters’ discount and estimated offering expenses. The Company will contribute the net proceeds to Sutherland Partners, L.P. (the “Operating Partnership”), its operating partnership subsidiary, in exchange for the issuance by the Operating Partnership of a senior unsecured note with terms that are substantially equivalent to the terms of the new notes. The Operating Partnership intends to use the net proceeds to originate or acquire the Company’s target assets and for general business purposes.

Underwriting Agreement

On November 25, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, the Operating Partnership and Waterfall Asset Management, LLC and Sandler O’Neill & Partners, L.P. and B. Riley FBR, Inc. (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities.

Indenture

The Company issued the new notes under a base indenture, dated August 9, 2017 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (the “Third Supplemental Indenture”), and the Fourth Supplemental Indenture thereto, dated as of July 22, 2019 (the “Fourth Supplemental Indenture” and together with the Base Indenture and the Third Supplemental Indenture, the “Indenture”), each between the Company and U.S. Bank National Association, as trustee.

The notes bear interest at a rate of 6.20% per annum, payable quarterly in arrears on January 30, April 30, July 30, and October 30 of each year, beginning, in the case of the new notes, on January 30, 2020. Interest on the new notes will accrue from and including October 30, 2019, the most recent interest payment date for the existing notes. The notes will mature on July 30, 2026, unless earlier repurchased or redeemed.

The Company may redeem for cash all or any portion of the notes, at its option, on or after July 30, 2022 and before July 30, 2025 at a redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. On or after July 30, 2025, the Company may redeem for cash all or any portion of the notes, at its option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event, holders may require it to purchase the notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

The notes are the Company’s senior unsecured obligations and will not be guaranteed by any of its subsidiaries, except to the extent described in the Indenture upon the occurrence of certain events. The notes rank equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness; effectively junior in right of payment to any of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of its subsidiaries.

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the notes being immediately due and payable.

The existing notes are listed and trade on the New York Stock Exchange under the symbol “RCB,” and the new notes have been approved for listing on the New York Stock Exchange under the same symbol. Trading of the new notes is expected to commence promptly following the completion of the offering.

The foregoing description of the Underwriting Agreement, the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Indenture and the form of note, copies of which are filed or incorporated as Exhibits 1.1, 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the new notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated November 25, 2019, by and among Ready Capital Corporation, Sutherland Partners, L.P., Waterfall Asset Management LLC and the Underwriters.
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation (now known as Ready Capital Corporation) and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 9, 2017).
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed on March 13, 2019).
4.3*	Fourth Supplemental Indenture, dated as of July 22, 2019, by and between Ready Capital Corporation and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 22, 2019).
4.4*	Form of 6.20% Senior Note due 2026 (included in Exhibit 4.3).
5.1	Opinion of Sidley Austin LLP.
5.2	Opinion of Venable LLP.
8.1	Opinion of Sidley Austin LLP regarding certain tax matters.
8.2	Opinion of Clifford Chance US LLP regarding certain tax matters.
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).
23.2	Consent of Venable LLP (included in Exhibit 5.2).
23.3	Consent of Sidley Austin LLP regarding certain tax matters (included in Exhibit 8.1).
23.4	Consent of Clifford Chance US LLP regarding certain tax matters (included in Exhibit 8.2).

*       Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

By:	/s/ Andrew Ahlborn
Name: Andrew Ahlborn
Title: Chief Financial Officer

Dated: December 2, 2019

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